As filed with the Securities and Exchange Commission on December 23, 1996

                                                      Registration No. 333-_____




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                       REDHOOK ALE BREWERY, INCORPORATED
            (Exact name of registrant as specified in its charter)


                                  WASHINGTON
                        (State or Other Jurisdiction of
                        Incorporation or Organization)
                                     2082
                         (Primary Standard Industrial
                          Classification Code Number)
                                  91-1141254
                     (I.R.S. Employer Identification No.)


                           3400 Phinney Avenue North
                           Seattle, Washington 98103
                                (206) 548-8000


         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           -------------------------


                       Redhook Ale Brewery, Incorporated
                           1992 Stock Incentive Plan

                              Amended and Restated
                       Redhook Ale Brewery, Incorporated
                          Directors Stock Option Plan




                           -------------------------


                   Bradley A. Berg, Executive Vice President
                          and Chief Financial Officer
                           3400 Phinney Avenue North
                           Seattle, Washington 98103
                                (206) 548-8000


           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                           -------------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
Title of Each Class of        Amount to be        Proposed Maximum               Amount of Registration
Securities to Be Registered   Registered (1)      Aggregate Offering Price(2)    Fee
-------------------------------------------------------------------------------------------------------
Common Stock                   600,000 shares     $5,962,500                      $1,806.82
=======================================================================================================


(1) Plus (i) an indeterminate number of shares of Common Stock that may become issuable under the Plans as a result of the adjustment provisions therein, and (ii) if any interests in the Plans constitute separate securities required to be registered under the Securities Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plans.

(2) Computed pursuant to Rule 457(c) and (h) based on the average of the high and low sales prices reported by the Nasdaq Stock Market on December 20, 1996.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated in this Registration Statement by reference:

     1. The Registrant's Registration Statement on Form S-8 filed on December 11, 1995 (Commission File No. 33-80273);

     2. The Registrant's Annual Report on Form 10-K filed March 20, 1996 (Commission File No. 0-26542)

     3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, (Commission File No. 0-26542)

     4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, (Commission File No. 0-26542)

     5. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (Commission File No. 0-26542)

     All documents filed by the Registrant with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

     Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on December 17, 1996.


                                            REDHOOK ALE BREWERY,
                                            INCORPORATED


                                        By /s/ Paul S. Shipman
                                          -----------------------------------
                                          Paul S. Shipman
                                          President, Chief Executive Officer
                                          and Chairman of the Board


                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby constitutes and appoints Paul S. Shipman and Bradley A. Berg, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in his name and on his behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


         SIGNATURE                        TITLE                      DATE
         ---------                        -----                      ----
/s/ Paul S. Shipman            President, Chief Executive      December 17, 1996
----------------------------   Officer and Chairman of the
Paul S. Shipman                Board (Principal Executive
                               Officer)


/s/ Bradley A. Berg            Executive Vice President and    December 17, 1996
----------------------------   Chief Financial Officer
Bradley A. Berg                (Principal Financial Officer)


/s/ David H. Kirske            (Principal Accounting Officer)  December 17, 1996
----------------------------
David H. Kirske


/s/ Gordon A. Bowker           Director                        December 17, 1996
----------------------------
Gordon A. Bowker

         SIGNATURE                 TITLE                           DATE
         ---------                 -----                           ----
/s/ John T. Carleton              Director                    December 17, 1996
----------------------------
John T. Carleton


/s/ Frank H. Clement              Director                    December 17, 1996
----------------------------
Frank H. Clement


/s/ Jerry D. Jones                Director                    December 17, 1996
----------------------------
Jerry D. Jones


/s/ David R. English              Director                    December 17, 1996
----------------------------
David R. English


/s/ Bruce M. Sandison             Director                    December 17, 1996
----------------------------
Bruce M. Sandison


/s/ Walter F. Walker              Director                    December 17, 1996
----------------------------
Walter F. Walker


/s/ Dennis P. Weston              Director                    December 17, 1996
----------------------------
Dennis P. Weston

                                 EXHIBIT INDEX





Exhibit Number                Description
--------------                -----------
5                             Opinion of Graham & James LLP/Riddell
                              Williams P.S.

10.31* Amendment dated as of February 27, 1996, to Registrant's 1992 Stock Incentive Plan, as amended.

10.32* Amendment dated as of February 27, 1996, to Amended and Restated Registrant's
                              Directors Stock Option Plan, as amended.

10.33*                        Amendment dated as of July 25, 1996, to
                              Registrant's 1992 Stock Incentive Plan, as amended.

23.1                          Consent of Graham & James LLP/Riddell
                              Williams P.S. (included in Exhibit 5)

23.2                          Consent of Ernst & Young LLP, Independent
                              Auditors

24 Powers of Attorney (included on signature pages)




* Incorporated by reference from Exhibits 10.31, 10.32 and 10.33 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 0-26542).